Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miguel Patricio, Paulo Basilio, and Vince Garlati his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to sign the Annual Report on Form 10-K of The Kraft Heinz Company for its fiscal year ended December 26, 2020 and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Annual Report on Form 10-K has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Miguel Patricio	Chief Executive Officer	February 16, 2021
Miguel Patricio	(Principal Executive Officer)

/s/ Paulo Basilio	Global Chief Financial Officer	February 16, 2021
Paulo Basilio	(Duly Authorized Officer and Principal Financial Officer)

/s/ Vince Garlati	Vice President, Global Controller	February 16, 2021
Vince Garlati	(Principal Accounting Officer)

/s/ Alexandre Behring	Chairman of the Board	February 16, 2021
Alexandre Behring

/s/ John T. Cahill	Vice Chairman of the Board	February 16, 2021
John T. Cahill

/s/ John C. Pope	Lead Director	February 16, 2021
John C. Pope

/s/ Gregory E. Abel	Director	February 16, 2021
Gregory E. Abel

/s/ Joao M. Castro-Neves	Director	February 16, 2021
Joao M. Castro-Neves

/s/ Timothy Kenesey	Director	February 16, 2021
Timothy Kenesey

/s/ Jorge Paulo Lemann	Director	February 16, 2021
Jorge Paulo Lemann

/s/ Elio Leoni Sceti	Director	February 16, 2021
Elio Leoni Sceti

/s/ Susan Mulder	Director	February 16, 2021
Susan Mulder

/s/ Alexandre Van Damme	Director	February 16, 2021
Alexandre Van Damme

/s/ George Zoghbi	Director	February 16, 2021
George Zoghbi